SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                FOR EXECUTIVES OF

                      KOGER EQUITY, INC. AND PARTICIPATING

                                RELATED ENTITIES



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ARTICLE  1.  INTRODUCTION
         1.1 Purpose of Plan. The purpose of the Plan is to facilitate the retirement of select key executive employees by supplementing their benefits under the Koger 401(k) Plan.
         1.2 Status. The Plan is intended to be a plan that is unfunded and is maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 (ERISA), and shall be interpreted and administered accordingly.

ARTICLE  2.  DEFINITIONS
         Unless otherwise defined, any word, phrase or term used in this Plan has the meaning given to it in the Basic Plan. However, the following terms have the following meanings unless a different meaning is clearly required by the context:
         2.1 "Base Pay" means a Participant's average annual base salary during his final three calendar years as an Employee.
         2.2 "Basic Plan" means the Koger 401(k) Plan, as amended and in effect from time to time. Reference to any provision of the Basic Plan includes reference to any comparable or successor provisions of the Basic Plan, as amended from time to time.
         2.3 "Basic Plan Benefit" means the value of the Participant's account in the Basic Plan attributable to all Company Profit-Sharing Contributions.
         2.4      "Board" means the Board of Directors of the Company.

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         2.5 "Cause"  means  conviction  of a felony,  gross  neglect of duties, wilful misconduct or wilful failure of the Participant to perform duties pursuant to direction given by the Board. The Participant shall not be deemed to have been terminated for Cause until the later to occur of (i) the 30th day after notice of termination is given and (ii) the delivery to the Participant of a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the members of the Board at a meeting held for that purpose (after reasonable notice to the Participant), and at which the Participant together with his or her counsel was given an opportunity to be heard, finding that the Participant was guilty of conduct described above in this definition and specifying the particulars thereof in detail.
         2.6      "Change of Control" is defined in Schedule A.
         2.7 "Committee" means the Compensation Committee of the Board or such other person or persons designated to administer the Plan in accordance with
Article 7.
         2.8      "Company" means Koger Equity, Inc.
         2.9 "Disability" has the meaning given it in the Company's long-term disability plan. A Participant's employment shall be deemed terminated for Disability when the Participant is entitled to receive long-term disability compensation under such plan.
         2.10     "Effective Date" means June 28, 1995.
         2.11 "Employee" means an individual employed by the Company or a Related Entity.
         2.12     "Participant"   means  any   executive  Employee  selected  to
participate in the Plan in accordance with Section 3.1.

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         2.13  "Plan"  means  this  Supplemental   Executive Retirement Plan for
Executives of Koger Equity, Inc. and Participating Related Entities as set forth herein and in all subsequent amendments hereto.
         2.14 "Related   Entity"   means   Koger   Realty  Services, Inc. or any
subsidiary of the Company. "Participating Related Entity" means Koger Realty Services, Inc. and any other Related Entity designated by the Board to become a party to the Plan.
         2.15 "Social Security Benefit" means the annual amount of Old Age Insurance Benefit payable to the Participant commencing at retirement, as calculated at the time of his or her retirement under the provisions of the Social Security Act then in effect.
         2.16 "Years of Service" means Years of Service as defined in the Basic Plan for purposes of vesting and includes for purposes of this Plan service with a Related Entity and service with Koger Properties, Inc., The Koger Company or their respective subsidiaries.

ARTICLE  3.  PARTICIPATION AND VESTING
         3.1 Selection of Participants. The Committee will select from time to time those executive Employees who will be Participants in the Plan. The executives set forth in the attached Schedules B and C will become Participants on the Effective Date. If and when additional Participants are named by the Committee, they will be added to the appropriate Schedule and will become Participants at that time.

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         3.2      Vesting.
         (a) Except as provided in paragraph (b) and in Section 6, a Participant will be vested and entitled to receive benefits under this Plan only if he or she satisfies the following requirements:
                  (i) If the Participant becomes a Participant prior to attaining age 60, he or she must remain an Employee for at least five full years from the date the Employee becomes a Participant.
                  (ii) If the Participant becomes a Participant after attaining age 60 but before age 63, he or she must remain an Employee until age 65.
                  (iii) If the Participant becomes a Participant after attaining age 63, he or she must remain an Employee for at least two years from the date he or she became Participant.
A Participant who does not satisfy the requirements of this Section 3.2 will forfeit all rights under the Plan. Notwithstanding any other provision of the Plan to the contrary, under no circumstance shall a Participant at any time be more than 100% vested in his or her benefits under the Plan.
         (b) A Participant who ceases to be an Employee because of death or Disability before satisfying the requirements of paragraph (a) shall become vested immediately and entitled to receive benefits subject to the other provisions of the Plan.


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ARTICLE  4.  SOURCE OF BENEFIT PAYMENTS
         4.1 Obligations of Company and Participating Related Entities. The Company and Participating Related Entities will establish on their books liabilities for obligations to pay benefits under the Plan. With respect to all benefits payable under the Plan, each Participant (or other person entitled to receive benefits with respect to a Participant) will be an unsecured general creditor of the Company and of any Participating Related Entity by which the Participant has been employed. Payments with respect to a Participant who has been an employee of a Participating Related Entity will be allocated between the Company and such Participating Related Entity in accordance with Section 4.2. However, all the initial Participants who are employed by the initial Participating Related Entity, Koger Realty Services, Inc., have also provided substantial past services as employees of the Company, and the Plan has been established in recognition of such past services as well as future services. Therefore, all obligations under the Plan to such initial Participants are joint and several liabilities of the Company and Koger Realty Services, Inc.
         4.2 Allocation of Payments. Payments under the Plan with respect to a Participant who has been an employee of a Participating Related Entity will be allocated as follows: Each Participating Related Entity will pay that percentage share of the total payments to the Participant under the Plan that is equal to the total base salary payments made by the Participating Related Entity to the Participant during his or her final three calendar years as an Employee divided by the combined total base salary payments made to the Participant by the Company and all Participating Related Entities during such three years; the remainder of the payments will be made by the Company.

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         4.3 No  Funding  Required.  Nothing  in the Plan will be  construed  to obligate the Company or a Related Entity to fund the Plan. However, the Company may establish a trust of which it is treated as the owner under Subpart E of Subchapter J, Chapter 1 of the Internal Revenue Code of 1986, as amended (a "rabbi trust"). In the event of a Change of Control, the Company shall establish such a rabbi trust, and the Company and, as appropriate, Participating Related Entities shall deposit funds with the trustee of the trust sufficient to satisfy the accrued benefits provided under the Plan.
         4.4      No Claim to Specific Assets.  Nothing  in  the  Plan   will be
construed to give any individual rights to any specific assets of the Company, or any other person or entity.

ARTICLE  5.  RETIREMENT BENEFITS
         5.1      Schedule B Participants.
         (a) Subject to Section 5.3, the annual benefit payable under the Plan to a Participant listed on Schedule B (a "Schedule B Participant") will be (i) minus (ii) minus (iii), where
                  (i)  is 50% of the Participant's Base Pay;
                  (ii) is the annual benefit payable commencing at retirement in the form of a 50% joint and survivor annuity (with the Participant's spouse as contingent annuitant) that is the actuarial equivalent of the Participant's Basic Plan Benefit (using the actuarial assumptions set forth in Schedule D as that Schedule may from time to time be amended by the Board or the Committee); and (iii) is the Participant's Social Security Benefit.

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         (b) Subject to Section 5.3, the Schedule B Participant's annual benefit will commence at his or her Normal Retirement Date (or such later date on which the Participant actually retires) and continue for his or her lifetime. If the Participant dies leaving a surviving spouse, an annual benefit equal to 50% of the Participant's annual benefit will thereafter be paid to the surviving spouse for the lifetime of the surviving spouse.
         (c) A Schedule B Participant and his or her spouse will be entitled for the remainder of their respective lives to receive medical insurance coverage equivalent to that provided to the then current senior executive officers of the Company as such coverage may be changed from time to time, with any contribution required of the recipient to be no greater than that contribution required for coverage from the then current senior executive officers. If at any time the Company ceases to provide its senior executive officers with medical insurance coverage or if the Company is unable to continue to include the Schedule B Participants on its medical insurance coverage, the Company shall provide to each Schedule B Participant the same or substantially equivalent medical insurance, or if less expensive to the Company than the cost of providing such coverage, pay to the Participant $10,000 per year for the remainder of the Participant's and his or her spouse's lives, such amount to be reduced to $5,000 upon the death of either the Schedule B Participant or his or her spouse.
         5.2      Schedule C Participants.
         (a) Subject to paragraph (c) and Section 5.3, the annual benefit payable under the Plan to a Participant listed on Schedule C (a "Schedule C Participant") will be (i) minus (ii) minus (iii), where
                  (i)  is 40% of the Participant's Base Pay;

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                  (ii) is the annual benefit payable commencing at retirement in the form of a 15- year term certain that is the actuarial equivalent of the Participant's Basic Plan Benefit (using the actuarial assumptions set forth in Schedule D as that Schedule may from time to time be amended by the Board or the Committee); and (iii) is the Participant's Social Security Benefit.
         (b) Subject to Section 5.3, the Schedule C Participant's annual benefit will commence at his or her Normal Retirement Date (or such later date on which the Participant actually retires) and continue for 15 years. If the Participant dies before all payments have been made, the remaining payments will be made to the Participant's Beneficiary.
         (c) The annual benefit payable to a Schedule C Participant (or his or her Beneficiary) if the Participant has less than 20 Years of Service upon the commencement of benefits shall be the annual benefit calculated in accordance with paragraph (a) multiplied by a fraction the numerator of which is his or her Years of Service and the denominator of which is 20.
         5.3 Early Commencement of Benefits. A vested Participant who ceases to be an Employee before Normal Retirement Age because of retirement with the consent of the Company or because of Disability may thereafter elect to have his or her annual benefit under the Plan commence any time after the attainment of age 62 (but not later than the Participant's Normal Retirement Date). If a Participant dies before commencement of benefits, the Participant's surviving spouse in the case of a Schedule B Participant or the Participant's Beneficiary in the case of a Schedule C Participant may elect to have the applicable annual benefit under Section 5.1 or 5.2 commence at any time after the Participant's 62nd birthday (but not later than the Participant's Normal Retirement Date). If an election is made under

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this Section 5.3 to have an annual benefit  commence prior to the  Participant's
Normal Retirement Date, such benefit will be reduced actuarially in accordance with Schedule D, as that Schedule may from time to time be amended by the Board or the Committee. In the case of a Schedule C Participant or the Beneficiary of a Schedule C Participant, this reduction is in addition to any reduction required by Section 5.2(c). The annual benefit payable with respect to a vested Participant who ceases to be an Employee for any reason other than retirement with consent of the Company, Disability or death may not commence prior to his or her Normal Retirement Date.

ARTICLE  6.  SEVERANCE BENEFITS
         6.1 Schedule B Participants. In the event of a "Qualified Termination," a Schedule B Participant shall, notwithstanding any other provision of the Plan, immediately become fully vested in his or her retirement benefits as described in Section 5.1, and payment of such benefits shall commence immediately without reduction under Section 5.3.
         6.2 Schedule C Participants. In the event of a "Qualified Termination," a Schedule C Participant shall, notwithstanding any other provision of the Plan, continue to receive his or her base salary, as in effect on the date of the Change of Control, for a period of 18 months, or at the Participant's option, the Participant's vested benefits under this Plan, subject to the provisions of the Plan, including the vesting requirements of Article 3 and the reduction requirements of Sections 5.2 (c) and 5.3.

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         6.3 "Qualified Termination." Qualified Termination means termination of the Participant's status as an Employee within 24 months following a Change of Control (a) by the Company other than for Cause, or (b) by the Participant for any of the following reasons:
                  (i)      assignment   to  the   Participant   of  any   duties
                           inconsistent with his or her positions, duties, responsibilities, reporting requirements, or status with the Company or a Related Entity immediately
                           prior  to  the  Change  of  Control;   a  substantive
                           diminution in the Participant's titles or offices as in effect immediately prior to the Change of Control; or any removal of the Participant from or any failure to reelect him or her to such positions; or
                  (ii)     reduction in the Participant's total cash
                           compensation opportunities, including  base  salary,
                           cash   incentive   compensation   opportunities   and
                           contributions  to  retirement   plans, for any fiscal
                           year to less than 100 percent of the total amounts paid to or on behalf of the Participant in the completed fiscal year of the Company last ended prior to the Change of Control, except for any such reduction of compensation or benefits that is made as part of a reduction of compensation or benefits implemented by the Board for all salaried employees;
                           and   provided   that  a  reduction  in  actual  cash
                           incentive compensation paid to a Participant shall not by itself constitute a Qualified Termination; or
                  (iii) material reduction in the health, disability or life insurance benefits that the Company or a Related Company is providing to the Participant at the

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                           time of the  Change of  Control,  except for any such
                           reduction of benefits that is made as part of a reduction of benefits implemented by the Board for all salaried employees; or
                  (iv) relocation of the Participant's principal business office more than 100 miles from the place where he or she was located immediately prior to the Change of Control.

ARTICLE 7.  ADMINISTRATION
         The Plan will be administered by the Committee. The Committee will have full discretionary authority to interpret the provisions of the Plan and decide all questions and settle all disputes that may arise in connection with the Plan. The Committee may establish its own operative and administrative rules and procedures in connection with the Plan, provided such procedures are consistent with the requirements of Section 503 of ERISA and the regulations thereunder. All interpretations, decisions and determinations made by the Committee will be binding on all persons concerned.
         The Committee in its sole discretion may delegate certain of its duties and responsibilities to an appropriate Employee or Employees. For purposes of the Plan, any action taken by the delegee Employee pursuant to such delegation will be considered to have been taken by the Committee. The Company agrees to indemnify and to defend to the fullest possible extent permitted by law any member of the Committee and any delegee of the Committee (including any person who formerly served as a member of the Committee or delegee) against all liabilities, damages, costs and expenses (including attorneys' fees and

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amounts paid in settlement of any claims approved by the Company)  occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.

ARTICLE 8.  AMENDMENT OR TERMINATION OF PLAN
         The Company hopes and expects to continue the Plan in effect, but the Board necessarily reserves the right to amend the Plan at any time, and from time to time, or to terminate the Plan, provided that such amendment or termination shall not materially adversely affect any vested right or benefit of a Participant. Any amendment or termination shall be stated in an instrument in writing and signed by a duly authorized representative of the Board.

ARTICLE 9.  MISCELLANEOUS
         9.1 No Assignment or Alienation. None of the benefits, payments, proceeds or claims of any person under this Plan shall be subject to any claim of any creditor of the person or to attachment or garnishment or other legal process by any such creditor; nor shall any person have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits, payments or proceeds which he or she may expect to receive, contingently or otherwise, under the Plan.
         9.2 Limitation of Rights. Neither the establishment of the Plan, nor any amendment thereof, nor the payment of any benefits will be construed as giving any individual any legal or equitable right against the Company, a Related Entity, or the Committee except for those rights explicitly provided for
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in the Plan.
         9.3 Payment for the Benefit of an Incapacitated Individual. If the payments due to a Participant under the Basic Plan must be paid to another individual because of a Participant's incapacity, benefits that would otherwise be payable to the Participant under the Plan will be paid to the Participant's Beneficiary.
         9.4 Governing Law. The Plan will be construed, administered, and governed under the laws of the State of Florida, to the extent not preempted by federal law.
         9.5 Severability. If any provision of this Plan is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall continue to be fully effective.
         IN WITNESS WHEREOF, the Company and Participating Related Entities have caused this Plan to be executed by their duly authorized officers this 18th day of August, 1995, to be effective as of June 28, 1995.
                                               KOGER EQUITY, INC.

                                               By: Irvin H. Davis

                                               KOGER REALTY SERVICES, INC.

                                               By: James L. Stephens

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                                   SCHEDULE A


         "Change of Control" means the occurrence of either of the following events:

                  (1) any Person becomes the owner of 35% or more of the Company's Common Stock; or

                  (2) individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the "Continuing Directors") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual becoming a director after the Effective Date whose election or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Continuing Directors shall be considered as though such individual were a Continuing Director, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities and Exchange Act of 1934 (the "Exchange Act")) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

         In addition, for purposes of this definition the following terms have the meanings set forth below:

         "Common Stock" means the then outstanding Common Stock of the Company plus, for purposes of determining the stock ownership of any Person, the number of unissued shares of Common Stock which such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) upon the exercise of conversion rights, exchange rights, warrants or options or otherwise. Notwithstanding the foregoing, the term Common Stock shall not include shares of preferred stock or convertible debt or options or warrants to acquire shares of Common Stock (including any shares of Common Stock issued or issuable upon the conversion or exercise thereof) to the extent that the Board of Directors of the Company shall expressly so determine in any future transaction or transactions.

         A Person shall be deemed to be the "owner" of any Common Stock of which such Person would be the "beneficial owner," as such term is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act.

         "Person" shall have the meaning used in Section 13(d) of the Exchange Act, except that "Person" shall not include (i) the Participant, a Participant Related Party, or any group of which the Participant or Participant Related Party is a member, or (ii) the Company or a wholly owned subsidiary of the Company or an employee benefit plan (or related trust) of the Company or of a wholly owned subsidiary.

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         A "Participant  Related Party" shall mean any affiliate or associate of the Participant other than the Company or a subsidiary of the Company. The terms "affiliate" and "associate" shall have the meanings ascribed thereto in Rule 12b-2 under the Exchange Act; the term "registrant" in the definition of "associate" means, in this case, the Company.

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                                   SCHEDULE B


         Participants



                  Irvin H. Davis

                  Victor A. Hughes, Jr.



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                                   SCHEDULE C


         Participants


                  Michael F. Beale

                  Robert N. Bridger

                  Philip J. Bruce

                  Bradford A. Chaffin

                  Wade L. Hampton

                  Bryan F. Howell

                  W. Lawrence Jenkins

                  J. Velma Keen

                  Luther W. Kiger

                  James L. Stephens

                  James C. Teagle

                  James W. Walker



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                                   SCHEDULE D


Actuarial Assumptions:

         Mortality:   GA83 50/50 Blend
         Interest:      7.50%




Early Retirement Reduction Factors:

                           Age at Retirement            Reduction Factor

                                    62                         0.7361
                                    63                         0.8136
                                    64                         0.9010
                                    65                         1.0000


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